10.3      MANAGEMENT SERVICES AGREEMENT BIOLABS, INC. WITH
          TYNEHEAD CAPITAL CORP.**


     MINUTES OF A MEETING OF THE DIRECTORS OF BIOLABS, INC. (the "Company")
                          HELD AT 14084 - 28TH AVENUE,
                    SURREY, BRITISH COLUMBIA, ON THE IST DAY
                               OF SEPTEMBER, 1998

 PRESENT IN PERSON:

 E. Gregory McCartney
 Lawrence Pasemko
 Albert Klychak
 Dr. Ian B. Woods

                  E. Gregory McCartney acted as Chairman and Lawrence Pasemko as Secretary to the Meeting. A quorum of directors being present, the Chairman called the Meeting to order.

                  The Chairman stated that the purpose of the Meeting was to approve the Company entering into a Management Services Agreement with Tynehead Capital Corp. ("Tynehead"). The Chairman also stated that the Company and Tynehead have common directors, namely, Messrs. McCartney and Paseniko, and further that Messrs. McCartney and Pasemko and Albert Klychak have a financial interest respecting this Agreement. A general discussion ensued.

                  Accordingly, pursuant to Section 713 of the New York Business Corporation Law, Messrs. McCartney and Pasemko each declared their common directorships between Tynehead and the Company and, along with Mr. Klychak, their respective financial interests in this transaction and abstained from voting thereto.

                 UPON MOTION DULY MADE IT WAS RESOLVED BY THE SOLE DISINTERESTED DIRECTOR THAT:

          1. The Company be authorized to enter into an Management Services Agreement with Tynehead substantially in the form attached hereto (the "Agreement") with such changes, additions, amendments or deletions thereto as may be approved by any one or more of the directors or officers of the Company and the execution by such directors or officers, under the corporate seal of the Company or otherwise shall be conclusive evidence of the approval of the Agreement.

          2. Any one director or officer of the Company be and he is hereby authorized, for and on behalf of the Company to execute and deliver all such documents and instruments and take all,-,.,ch action as such director or officer may determine to be necessary or desirable to implement the Agreement referred to in the preceding resolution, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

---------------------------               -------------------------------
CHARIMAN                                  SECRETARY

MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT dated and made effective the 1st day of September, 1998.

BETWEEN:

          BIOLABS, INC., a company duly incorporated under the laws of the State of New York, having its head ofice in British Columbia at P.O Box 10026 Pacific Centre South, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia V71B3

          ("BioLabs")

AND                                                            OF THE FIRST PART




          TYNEHEAD CAPITAL CORP., a company duly incorporated under the laws of the Province of British Columbia, having an office at 205 - 1676 Martin Drive, White Rock, British Columbia, V4A 6E 7

          ("Tynehead")


                                                              OF THE SECOND PART

WHEREAS:


A.   Tynehead  is  in  the  business  of  providing  executive   management  and
administrative services to private and public enterprises;

B. BioLabs and Tynehead have agreed to provide such services and Tynehead wishes to provide such services to BioLabs;

C. Biol-abs and Tynehead have agreed to enter into this Agreement to set out the terms and conditions relating to the provision of such services;


     NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, the sum of ten dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby ackr-,~wledged by each of the parties hereto, the parties to this Agreement covenant and agree with each other as follows:

1.   INTERPRETATION

1.1 Definitions. Where used in this Agreement, the following words and terms will have the meanings indicated below:

     (a) "Agreement" means this agreement and any Schedule thereto, as each may be supplemental or amended from time to time by an instrument in writing executed by the parties hereto;

     (b) "Board" refers to the board of directors of BioLabs as constituted from time to time, including any executive committees thereof;

     (c) "Change in Control" will be deemed to have occurred on the happening of any of the following events:

          (i) if any person (other than Tynehead) completes a transaction, bid, arrangement or reorganization that results in that person (and any persons acting in concert with that person by virtue of an agreement, arrangement, commitment or understanding) holding, in the aggregate, more than 20% of the voting rights attached to all outstanding Voting Securities of Biol-abs;

          (ii) if Biol-abs sells or otherwise disposes of all or substantially all of its assets, except that no Change of Coi*rol will be deemed to occur if such sale or disposition is made to a subsidiary or subsidiaries of BioLabs;

          (iii)if BioLabs enters into an amalgamation, consolidation or merger with another company, except that no Change of Control will be deemed to occur if such amalgamation, consolidation or merger is with any subsidiary of Biol-abs;

          (iv) if more than half the directors elected as directors of Biol-abs at a meeting of Biol-abs' holders of Voting Securities are comprised of persons who were not included in the slate for election as directors proposed to such holders by the Board; or

          (v) a determination by the Board that there has been a change, whether by way of a change in the holding of the Voting Securities, in the ownership of Biol-abs' assets or by any other means, as a result of which any person (other than Tynehead, persons controlled by Tynehead or persons controlled by such persons), or any group of persons acting jointly or in concert, is in a position to exercise effective control of Biol-abs;

(d) "Executives" means, collectively, the persons designated by Tynehead to perform and to provide services to BioLabs pursuant to Section 2.2 hereof and any person who replaces any of them in accordance with Section 2.2 hereof, and "Executive" means any one of the Executives;

(e) "Force Maieure" means any event or occurrence not within the control of the party claiming Force Majeure and which by the exercise of reasonable diligence such party is unable to prevent or overcome, Lcluding, without limiting the generality of the foregoing, any act of God, strikes, lockouts, or other industrial disturbances (and provided strikes, lockouts and other industrial disturbances will be deemed not to be within the control of the party claiming Force Majeure or able to be prevented or overcome by such party where acceding to the demands of opposing persons is inadvisable in the discretion of the party), sabotage, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, floods, storms, fires, washouts, arrests, restraints of rulers and peoples, civil disturbances, explosions, breakages or accidents to machinery, the inability to obtain materials or equipment, the inability to obtain or the withdrawal or termination of permits, orders, licences, certificates or other authorizations, and - the order or direction of any court, board or governmental or regulatory authority having jurisdiction, but excludes any lack of funds or financing, lack of credit, or other financial reason;

(f) "Incentive Management Fee" has that meaning as set forth in Section 3.2 hereof;

(g) "Management Fee" has that meaning as set forth in Section 3.1 hereof;

(h) "Management Services" has that meaning as set forth in Section 2.1 hereof;

(i) "Material" has that meaning as set forth in Section 5.1 hereof; and

(j) "Voting Securities" means a security of Biol-abs that is not a debt security and carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing, and iticludes a security that is convertible into or exchangeable for such a security.

1.2 Interpretation. For purposes of this Agreement, except as otherwise expressly provided:

(a) all references in this Agreement to a designated "Section" is to the designated Section and the subsections or subdivisions thereof;

(b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision or Schedule;

(c) all accounting terms not otherwise defined have the meanings assigned to them in accordance with United States generally accepted accounting principles;

(d) all references to currency are deemed to mean lawful money of the United States

 (unless expressed to be in some other currency) and all amounts to be calculated or paid pursuant to this Agreement are to be calculated in lawful money of the United States and to be paid by cheque certified by, or draft drawn upon, a Canadian chartered bank payable at par in Vancouver, British Columbia;

(e) any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulations;

(f) any reference to a corporate entity includes and is also - reference to any corporate entity that is a successor to such entity;

(g) words imparting the masculine gender include the feminine or neuter gender and words in the singular include the plural and vice versa; and

(h) the division of this Agreement into sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. -

1.3 Schedules. The documents attached to this Agreement and referred to herein are hereby incorporated into and made a part of this Agreement, but the contractual effect of such documents will be determined and limited entirely by the references to such documents contained in the main body of this Agreement.


2.   SERVICES AND TERM

2.1 Appointment. In accordance with the terms of this Agreement, BioLabs retains Tynehead and Tynehead agrees to provide BioLabs with:

     (a)  the Management Services described in Schedule "A" hereto; and

     (b) the services of the Executives to act as officers of BioLabs from time to time provided that Biol-abs (i) will not be the employer of any Executive acting as an officer thereof and will not be liable to pay,jany amounts for such services other than the Management Fee and the Incentive Management Fee payable to Tynehead and (ii) will provide a suitable indemnity to any such Executive which will be unaffected and remain in full force and effect notwithstanding any subsequent cessation of the Executive's services pursuant to Section 2.4.

2.2  Scope of Duties.  Tynehead will fulfil its obligations  pursuant to Section
     2.1 hereof by causing the services of the Executives to be provided to Biol-abs on such basis as may be required to discharge such obligations.

2.3  Term of Agreement.  Subject always to the rights of termination  set out in
     Part 9 hereof, the term of this Agreement will commence on and be effective the date first above written and expire on the fifth anniversary thereof and will continue thereafter unless terminated by either party in accordance with this Agreement.

2.4  Cessation  of Services of  Executive.  Notwithstanding  the  provisions  of
     Section 2.2 hereof:

     (a) subject to Section 2.5 hereof, Biol-abs, having received the consent of the Board, may direct Tynehead to cease providing the services of one or more of the Executives provided to Biol-abs pursuant to Section
          2.2 hereof provided any such direction will specify, in reasonable detail, the reason or reasons which motivated BioLabs's decision to provide such direction; and

     (b) any Executive may require Tynehead to advise BioLabs of the withdrawal of his or her services provided to Biol-abs pursuant to Section 2.2 hereof by giving 90 days written notice to such effect to Tynehead and upon receiving such notice Tynehead will give similar notice to BioLabs.

2.5 Replacement of Executive. Tynehead may, with the prior written consent of Biol-abs and the Board, provide the services of another person or persons to replace any Executive removed pursuant to Section 2.4 hereof.

3.   FEES AND DISBURSEMENTS

3.1 Management Fee. In consideration of the provision by Tynehead to BioLabs of the services contemplated by Sections 2.1 and 2.2 hereof, Biol-abs will pay to Tynehead, upon receiving an invoice for same, a monthly management fee (the "Management Fee") -
 of $15,000 in full payment of fees for Tynehead's provision of Management Services to it which will be payable at the end of each month, the first instalment to be payable on September 30, 1998, with the Management Fee to increase to $22,833 commencing January 1, 1999. The Management Fee will be further subject to at least an annual review by Biol-abs and Tynehead and, following such review, may only be maintained at the amount in effect at the time of such review or increased.

3.2 Incentive Management Fee. BioLabs may also pay to Tynehead an annual incentive management fee (the "Incentive Management Fee") which will be payable on or about January Ist of each year. The amount of the Incentive Management Fee will be determined by Biol-abs on the basis of the recommendations of the Board taking into account the financial performance of BioLabs and such other factors as the Board considers relevant.

3.3 Stock Options. Subject to the receipt of.any required regulatory and shareholder approval, if required, Biol-abs will grant options to each Executive for the purchase of common shares of BioLabs pursuant to BioLabs' 1998 Stock Option Plan, in such an amount as determined by the Board to be commensurate with the duties of each such Executive.

3.4 Disbursements. BioLabs will also reimburse Tynehead for any expenses actually and properly incur-red by Tynehead in connection with its performance of the Management Services, provided that for all such expenses, Tynehead will furnish to Biol-abs statements and vouchers at the end of each month in which the expenses were actually incur-red and Tynehead will observe any limits from time to time fixed by the Board in respect of expenses.

4.   INDEPENDENT CONTRACTOR

4.1 Independent Contractor. Nothing in this Agreement will be constr-ued as creating or *11 constitute a partnership between BioLabs and Tynehead-Tynehead will be an wi independent contractor and not the servant, employee, or agent of Biol-abs. As an independent contractor, Tynehead will, at its own expense, pay all income taxes, employment insurance, pension plan, workers' compensation contributions, and all other taxes, charges and contributions levied or required by competent governmental authorities in respect of income paid to under this Agreement or in respect of the relationship of Tynehead to Biol-abs. If any competent government authority determines that any source deductions from payments to Tynehead or employer contributions or other payments should have been made by Biol-abs on behalf of Tynehead, but were in fact not made, then, Biol-abs will be entitled to deduct the full amount so determined by such governmental authorities from any further payments required to be made to Tynehead from Biol-abs.

4.2 Board Instructions. The Board, or the Board's designated management appointee, may from time to time give any instructions to Tynehead that they consider necessary in connection with the provision of the Management Services but Tynehead will not be subject to the control of the Board or such management appointee in respect of the manner in which these instructions are carried out. -

5.   REPORTS

5.1  Reports by Tynehead. Tynehead will, upon the request, from time to time, of
     BioLabs:

     (a) fully inform BioLabs of the work done and to be done by Tynehead in connection with the provision of the Management Services; and

     (b) permit BioLabs at all reasonable times to inspect, examine, review and copy any and all findings, data, client information, specifications, drawings, working papers, reports, records, documents, and material whether complete or otherwise (collectively the "Material") that have been produced, received, acquired or provided by BioLabs to Tynehead as a result of this Agreement.

6.   OWNERSHIP

6.1 Ownership of Material. The Material produced, received, acquired or provided by BioLabs to Tynehead as a result of this Agreement and any equipment, machinery, or other property provided by BioLabs to Tynehead as a result of this Agreement will:

     (a)  be the exclusive property of BioLabs; and

     (b) immediately be delivered by Tynehead to BioLabs on BioLabs giving notice to Tynehead requesting delivery of the Material, equipment, machinery, or other property, whether such notice is given before, upon, or after the termination of this Agreement pursuant to Pan 9 hereof.

7.   CONFIDEN71ALITY

7.1 Tynehead. Tynehead will treat as confidential and will not, without the prior written consent of BioLabs, publish, release, or disclose or permit to be published, released, or disclosed either before or after the termination of this Agreement, the Material, trade secrets, know-how or any other information supplied to, obtained by, or which comes to the knowledge of, Tynehead as a result of this Agreement except insofar as that publication, release, or disclosure is necessary to enable Tynehead to fulfil its obligations under this Agreement.

8.   NON-COMPETITION

8.1 Non -Competition. Tynehead covenants and agrees that until one year after thetermination of this Agreement pursuant to Part 9 hereof, it will not, either alone or in partnership or in conjunction with any person, syndicate, association or any other entity or group, whether as principal, agent, employee, director, officer or shareholder or in any capacity or manner whatsoever, whether directly or indirectly:

     (a) carry on or be engaged in, concerned with or interested in, or advise, lend money to or guarantee the debts or obligations of any business, enterprise or undertaking that competes with the business of Biol-abs anywhere within North America (the "Business");

     (b) employ or take away from the Business, or attempt to do so, or solicit for the purpose of doing so, any person who was employed by the Business; or -

     (c)  solicit, contract or communicate with any person, firm, corporation or
          other  entity  that  is  or  was  a  client,  customer,   supplier  or
          collaborator of the Business:

     (i) for any business purpose involving a product or service that is of the same or similar type or purpose as, or is competitive with, any product or service with which the Business is or will have been involved in selling, offering for sale, distributing or supplying;

     (ii) for the purpose of selling or buying products or services competitive with those of the Business, or any elements thereof; or

     (iii)for the purpose of soliciting, diverting or taking away from the Business, or attempting to do so, any business or prospects of the Business.

8.2 Injunctions. Tynehead acknowledges and agreesi that Biol-abs would be irreparably damaged if any provision of Section 8.1 hereof is not performed by Tynehead in accordance with the terms of such provision. Accordingly, Biol-abs will be entitled to an injunction or injunctions to prevent breaches of any of the provisions of this Agreement and may specifically enforce such provisions by an action instituted in a court having jurisdiction. This remedy is in addition to any other remedy to which Blol-abs may be entitled at law or in equity.

8.3 Executives. Tynehead will cause each Executive to enter into a separate agreement with Biol-abs on substantially the same terms as contained in this Part 8, mutatis mutandis.

9.   TERMINATION

9.1 Termination by Tynehead. Subject to Section 9.4 hereof, Tynehead may terminate this Agreement upon giving Blol-abs not less than 90 days prior written notice of the effective date of the termination. In the giving of any such notice by Tynehead, BioLabs may have the right to elect, in lieu of the notice period, to pay Tynehead a lump sum equal to 90 days compensation as calculated from time to time in accordance with Part 3 hereof.

9.2 Termination by BioLabs for Cause. Subject to Section 9.4 hereof, in the event that Tynehead falls to materially discharge its obligations under this Agreement, Blol-abs may give notice (a "Notice of Complaint") to Tynehead which will specify such failure in reasonable detail. If, within 30 days of its receipt of any Notice of Complaint, Tynehead falls to rectify such failure in a reasonable manner or if, because of the nature of such failure, the rectification thereof reasonably requires a period of time exceeding 30 days and Tynehead fails to proceed and continue diligently to rectify such failure or give assurances to BioLabs with respect thereto which are reasonably satisfactory to it that such failure will be rectified within a reasonable period of time, BioLabs may terminate this Agreement by notice (the "Notice of Termination") to Tynehead stating that this Agreement is terminated and the reason for such termination. Such termination will be effective as and from that such Notice of Termination is received by Tynehead. If this Agreement is terminated for cause as herein provided, accrued and unpaid compensation due to Tynehead as of the date of termination pursuant to this Agreement will be paid by BloLabs within 10 days following the date of termination.

9.3 Termination by BioLabs Without Cause. Subject to Section 9.4 hereof, BioLabs may terminate this Agreement at any time without cause by giving Tynehead written -

9.4 notice of the effective date of such termination and in all respects except as set out below, the termination of this Agreement will be effective immediately. For greater certainty, any termination of Tynehead following a Change of Control will be deemed to be without cause unless Tynehead commits a material breach under this Agreement and it is not rectified in accordance with Section 9.2 hereof. On the giving of any such notice, Tynehead will cause the Executives to resign effective immediately and Biol-abs will immediately pay Tynehead a lump sum equal to 24 months compensation as calculated from time to time in accordance with Part 3 hereof. Such payments set out above will be in lieu of any applicable notice period. All stock options granted to Executives under Section 3.3 hereof that have not yet vested, if any, will vest forthwith on the termination of this Agreement under this Section. No Damages for
     Termination. Neither BioLabs nor Tynehead will, as a result of the termination of this Agreement, be entitled to any notice, fee, salary, bonus, severance or other payments, benefits or damages in excess df what is specified or provided for in Sections 9.1, 9.2 or 9.3, whichever is applicable.

9.5 Duties Flo,"ing From Termination. On the termination of this Agreement, BioLabs will:

     (a) assume any contracts entered into by Tynehead at the direction of and on behalf of Biol-abs and indemnify Tynehead against any liabilities by reason of anything done or required to be done under any such contract after the effective date of termination; and

     (b) pay Tynehead all amounts owing to Tynehead pursuant to Part 3 including, without limitation, the Management Fee and the Incentive Management Fee.

10.  INDEN1[N'ITY

10.1 Indemnity of Tynehead. Tynehead covenants and agrees to indemnify and save harmless biol- abs from and against any and all loss, damage, or expense incurred or suffered by BioLabs:

     (a)  as a result of Tynehead exceeding Tynehead's authority hereunder;

     (b) as a result of any of the terms or provisions of this Agreement being breached by Tynehead; and

     (c) arising from any and all claims, demands, assessments, and reassessments made by any competent governmental authority in connection with this Agreement including, but not limiting the generality of the foregoing, payments required under income tax, pension plan and employment insurance legislation, and for all costs and expenses associated therewith. The said obligation to indemnify will survive the termination of this Agreement.

10.2 Indemnity of BioLabs. BioLabs will indemnify and save Tynehead harmless from and against all liabilities, losses, costs and damages which Tynehead incurs or is called upon to pay in connection with the proper discharge of its duties hereunder, except for liabilities, losses, costs and damages arising from the wilful default or misconduct or negligence of Tynehead. The said obligation to indemnify will survive the termination of this Agreement.

 11.     GENERAL

11.1 Assignment and Sub-Contracting. Tynehead will not, without the prior written consent of BioLabs:

     (a) assign, either directly or indirectly, this Agreement or any right of Tynehead under this Agreement; or

     (b)  sub-contract any obligation of Tynehead under this Agreement.

     No sub-contract entered into by Tynehead will relieve Tynehead from any of its obligations under this Agreement or impose any obligation or liability upon BioLabs to any sub-contractor.

11.2 Conflict. Tynehead will not, while this Agreement is in force, perform a service for, or provide advice to, any person, firm, or corporation where the performance of that service or the provision of that advice may or does, in the reasonable opinion of the Board, give rise to a conflict of interest between the obligations of Tynehead to Biol-abs under th is Agreement and the obligations of Tynehead to any other person, f=, or corporation.

11.3 Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties hereto and supersedes any prior agreements. There are not and will not be any verbal statements, representations, warranties, undertakings or agreements between the parties and this Agreement may not be amended or modified in any respect except by written instruments signed by all of the parties hereto.

11.4 Enurement. This Agreement will enure to the benefit of and be binding on the respective successors and permitted assigns of each of the parties hereto.

11.5 Force Majeure. If either party is prevented from performing any of its obligations under this Agreement, in whole or in part, by reason of Force Majeure, such party will be excused from performance for so long as and to the extent that Force Majeure will so prevent such performance provided that such party uses reasonable efforts to restore its ability to perform its obligations hereunder, and provided that the settlement of strikes, lockouts or other labour disputes will be entirely within the discretion of each party and the foregoing requirement that a party will use reasonable efforts to restore its ability to perform its obligations will not require settlement of strikes or lockouts by acceding to the demands of opposing persons when such course is inadvisable in the discretion of the party affected. A party claiming Force Majeure will, with reasonable promptness, give to the other party notice of the cause of the Force Majeure and its expected duration.

11.6 Further Assurances. Each of the parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

notice of the effective date of such termination and in aIl respects except as set out below, the termination of this Agreement will be effective immediately. For greater certainty, any termination of Tynehead following a Change of Control will be deemed to be without cause ualess Tynehead commits a material breach under this Agreement and it is not rectified in accordance with Section 9.2 hereof. On the giving of any such notice, Tynehead will cause the Executives to resign effective inunediately and BioLabs will immediately pay Tynehead a lump sum equal to 24 months compensation as calculated from time to time in accordance with Part 3 hereof. Such payments set out above will be in lieu of any applicable notice period. All stock options granted to Executives under
Section 3.3 hereof that have not yet vested, if any, will vest forthwith on the termination of this Agreement under this Section.

9.4 No Damages for Termination. Neither BioLabs nor Tynehead will, as a result of the termination of this Agreement, be entitled to any notice, fee, salary, bonus, severance or other payments, benefits or damages in excess df what is specified or provided for in Sections 9.1, 9.2 or 9.3, whichever is applicable.

9.5 Duties Flo,"ing From Termination. On the termination of this Agreement, BioLabs will:

     (a) assume any contracts entered into by Tynehead at the direction of and on behalf of BioLabs and indemnify Tynehead against any liabilities by reason of anything done or required to be done under any such contract after the effective date of termination; and

     (b) pay Tynehead all amounts owing to Tynehead pursuant to Part 3 including, without limitation, the Management Fee and the Incentive Management Fee.

10.  IN`DEN1N1TY

10.1 Indemnity of Tynehead. Tynehead covenants and agrees to indemnify and save harmless bioLabs from and against any and all loss, damage, or expense incurred or suffered by BioLabs:

     (a)  as a result of Tynehead exceeding Tynehead's authority hereunder;

     (b) as a result of any of the terms or provisions of this Agreement being breached by Tynehead; and

     (c) arising from any and all claims, demands, assessments, and reassessments made by any competent governmental authority in connection with this Agreement including, but not limiting the generality of the foregoing, payments required under income tax, pension plan and employment insurance legislation, and for all costs and expenses associated therewith.

     The said obligation to indemnify will survive the termination of this Agreement.

10.2 Indemnity of BioLabs. BioLabs will indemnify and save Tynehead harmless from and against all liabilities, losses, costs and damages which Tynehead incurs or is called upon to pay in connection with the proper discharge of its duties hereunder, except for liabilities, losses, costs and damages arising from the wilful default or misconduct or -

11.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable thereto and the parties hereto submit and attorn to the jurisdiction of the courts of British Columbia.

11.8 Headings. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement.

11.9 No Obligation to Mitigate. Tynehead will not be required to mitigate the amount of any payment or benefit provided for in this Agreement, or any damages resulting from a failure of Biol-abs to make any such payment or to provide any such benefit, by seeking other employment, or other-wise, nor will the amount of any payment provided for in this Agreement be reduced by any compensation earned by Tynehead as a result of its relationship with another client after termination or otherwise.

11.10 Notice. Any notice required or permitted to be given hereunder will be in writing and may be delivered in person or by registered mail or by fax or by other recorded communication addressed to the respective parties at their address set forth on page one to this Agreement or such changed address as may be given by a party to the other by such written notice. Any such notice will be considered to have been given when personally delivered or five business days after the date of mailing, or upon receipt of acknowledgement of receipt if sent by fax or other recorded communication.

11.11Severability. The invalidity of any provision of this Agreement or any covenant herein contained on the part of any party will not affect the validity of any other provision or covenant herein contained.

11.12Time of the Essence. Time will be of the essence of this Agreement and the transactions contemplated hereby.

11.13 aiver. No provision of this Agreement and no breach by Tynehead of any provision will be deemed to have been waived unless that waiver is in writing signed by Biol-abs. Any waiver of a default by any party hereto in the observance or performance of any part of this Agreement will not extend to or be taken in any manner to affect any other default.

IN WITNESS WHEREOF the par-ties have executed -this Agreement as of the date first above written.

 BIOLABS, INC.                   TYNEHEAD CAPITAL CORP.


 Per:                            Per:

 --------------------            --------------------
 Authorized Signatory            Authorized Signatory

                                  SCHEDULE"A"
                       DESCRIPTION OF MANAGEMENT SERVICES

Review existing corporate objectives, strategies and utilization of resources. Develop, present, implement and maintain an operational business plan which sets out:

Objectives of BioLabs; Strategies for achieving objectives; Timeframe for meeting objectives, milestones; Resources required; Allocation and utilization of resources; and Other matters consistent with an operational business plan.

Performance compared to the operational business plan; Economic, industry and business matters that may impact BioLabs; and Other matters of relevance.

Build organization (eg. facilities,  personnel, contract research organizations,
collaborations,   strategic  alliances  etc.)  to  successfully  carry  out  the operational business plan.

Ensure expenditures are in accordance with approved budgets and that adequate funding is maintained.

Provide policy and executive direction to Biol-abs.

6. Initiate and manage projects (eg. acquisitions, collaborations, research programs etc.) to provide new products, technologies and other growth opportunities for Biolabs.

7. Keep investors, brokers, analysts and others apprised of developments and activities of Biolabs.